UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 20, 2011

CARPENTER TECHNOLOGY CORPORATION

(Exact Name of Issuer as Specified in Charter)

Delaware	1-5828	23-0458500
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of Principal Executive Offices)	(Zip Code)

(610) 208-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

As previously disclosed, in June 2011 Carpenter Technology Corporation (the “Company”) entered into a definitive merger agreement with Latrobe Specialty Metals, Inc. (“Latrobe”) providing for the acquisition of Latrobe in exchange for 8.1 million shares of the Company’s common stock, subject to certain adjustments and subject to customary closing conditions and regulatory approvals.

The Company and Latrobe continue to work cooperatively with the U.S. Federal Trade Commission to obtain clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and closing is now expected to occur by the end of the Company’s third fiscal year 2012 quarter.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2011 and the quarterly reports on Form 10-Q for the quarter ended September 30, 2011, and the exhibits attached to those filings. They include but are not limited to: (1) the parties’ expectations with respect to the synergies, costs and other anticipated financial impacts of the transaction could differ from actual synergies realized, costs incurred and financial impacts experienced as a result of the transaction; (2) the possibility that the transaction is delayed or does not close, including, without limitation, due to the failure to receive any required regulatory approvals or the failure to satisfy any closing condition, (3) the taking of governmental action (including the passage of legislation) to block the transaction; (4) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries;(5) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; (6) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (7) domestic and foreign excess manufacturing capacity for certain metals; (8) fluctuations in currency exchange rates; (9) the degree of success of government trade actions; (10) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (11) possible labor disputes or work stoppages; (12) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (13) the ability to successfully acquire and integrate acquisitions; (14) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (15) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (16) our manufacturing processes are dependent upon highly specialized equipment located primarily in one facility in Reading, Pennsylvania for which there may be limited alternatives if there are significant equipment failures or catastrophic event; and (17) our future success depends on the continued service and availability of key personnel, including members of our executive management team, management, metallurgists and other skilled personnel and the loss of these key personnel could affect our ability to perform until suitable replacements are found. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carpenter Technology Corporation

Date: December 20, 2011	By:	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and Secretary